UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2019

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☒

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Dealer Manager Agreement

Procaccianti Hotel REIT, Inc. (the “Company”) is party to that certain Dealer Manager Agreement, as amended, by and among the Company, S2K Financial LLC (the “Dealer Manager”), and Procaccianti Hotel REIT, L.P., the Company’s wholly owned subsidiary and operating partnership (the “Operating Partnership”), dated August 2, 2018 (the “Dealer Manager Agreement”). The Dealer Manager Agreement governs the distribution by the Dealer Manager of the shares of the Company’s common stock in the Company’s public offering (the “Offering”).

On July 31, 2019, the Company, the Operating Partnership and the Dealer Manager entered into the Second Amendment to the Dealer Manager Agreement (the “Dealer Manager Agreement Amendment”) to reflect the terms pursuant to which Participating Broker-Dealers will be permitted to employ a process involving the use of electronic signatures and/or electronic delivery of the prospectus and other documents related to the Offering.

The foregoing summary of the terms of the Dealer Manager Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Dealer Manager Agreement Amendment, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events.

Renewal of the Advisory Agreement

On July 31, 2019, the board of directors (the “Board”) of Company, including all independent directors of the Company, after review of Procaccianti Hotel Advisors, LLC’s (the “Advisor”) performance during the last year, authorized the Company to execute a mutual consent to renew the Amended and Restated Advisory Agreement, by and among the Company, the Operating Partnership and the Advisor, dated August 2, 2018, as amended. The renewal will be for a one-year term and will be effective on August 2, 2019.

Payment of Distributions

On July 31, 2019, the Board authorized the payment of distributions, which were authorized to be made with funds generated by property operations, with respect to each share of Class K common stock (“K Share”), Class K-I common stock (“K-I Share”) and Class K-T common stock (“K-T Share”) outstanding as of June 30, 2019, to the holders of record of K Shares, K-I Shares and K-T Shares as of the close of business on August 1, 2019. With respect to the K Shares, K-I Shares and K-T Shares outstanding as of June 30, 2019, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share, K-I Share and K-T Share outstanding since March 31, 2019, was $272,176.08, $22,536.01, and $530.56, respectively, or $0.0016438356 per K Share per day, $0.0016438356 per K-I Share per day, and $0.0016438356 per K-T Share per day. Such distributions will be paid to stockholders in cash or in additional shares pursuant to the Company’s distribution reinvestment plan on August 2, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Second Amendment to Dealer Manager Agreement, dated July 31, 2019, by and among Procaccianti Hotel REIT, Inc., S2K Financial LLC, and Procaccianti Hotel REIT, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: August 2, 2019	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer